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                                                                      EXHIBIT 11

                      CERNER CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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


                                                 THREE MONTHS ENDED                SIX MONTHS ENDED
                                          JULY 1, 1995      JUNE 30, 1994    JULY 1, 1995   JUNE 30, 1994
                                         --------------    ---------------   ------------  ---------------
Net earnings:                              $ 6,184,000       $ 4,903,000      $10,725,000    $ 7,905,000

Weighted average number of common and
    common stock equivalent shares:

    Weighted average number of
        outstanding common shares           28,336,198        27,617,812       28,233,494     27,444,444

Dilutive effect (excess of number of
    shares issuable over number of
    shares assumed to be repurchased
    with the proceeds of exercised
    options based on the average
    market price during the period)          1,605,054         2,030,658        1,686,008      2,254,480
                                        --------------       -----------      -----------    -----------

                                            29,941,252        29,648,470       29,919,502     29,698,924

Earnings per common and common stock
    equivalent shares:                     $       .21       $       .17      $       .36    $       .27
                                        --------------       -----------      -----------    -----------

Weighted average number of common and
    common stock equivalent shares,
    assuming full dilution:

        Additional dilutive effect
        (reduction in number of shares
        assumed to be repurchased with
        the proceeds of exercised stock
        options and converted warrants
        based on the end of the period
        market price of the stock, if
        higher than the average price)          40,770                 -           69,290              -
                                        --------------       -----------      -----------    -----------


                                            29,982,022        29,648,470       29,988,792     29,698,924
                                        --------------       -----------      -----------    -----------

Earnings per common and common
    stock equivalent shares
    assuming full dilution:                $       .21       $       .17      $       .36    $       .27
                                        --------------       -----------      -----------    -----------
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  On July 17, 1995, the Company's Board of Directors declared a two-for-one stock split in the form of a one hundred percent (100%) stock dividend payable on August 4, 1995, to stockholders of record July 24, 1995.  All share and per share data have been restated for all periods presented herein to reflect the stock split.